UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2013

PolyOne Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center 33587 Walker Road Avon Lake, Ohio	44012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

PolyOne Corporation, an Ohio corporation (the “Company”), held its Annual Meeting of Shareholders on May 15, 2013 (the “Annual Meeting”). The final results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, filed on April 2, 2013.

a) The following individuals were nominated in 2013 to serve as directors until the 2014 Annual Meeting of Shareholders. All nominees were elected. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Sandra Beach Lin	86,487,718	347,682	3,894,109
Dr. Carol A. Cartwright	85,609,205	1,226,196	3,894,109
Richard H. Fearon	86,612,337	223,064	3,894,109
Gregory J. Goff	85,812,070	1,023,330	3,894,109
Gordon D. Harnett	84,717,950	2,117,451	3,894,109
Richard A. Lorraine	86,551,374	284,027	3,894,109
Stephen D. Newlin	84,772,793	2,062,607	3,894,109
William H. Powell	85,604,102	1,231,299	3,894,109
Farah M. Walters	84,622,917	2,212,483	3,894,109
William A. Wulfsohn	85,626,412	1,208,988	3,894,109

b) The shareholders approved, on an advisory basis, our named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
83,294,133	3,174,140	367,127	3,894,109

c) The shareholders approved the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The voting results were as follows:

For	Against	Abstain
89,654,644	930,024	144,841

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle
Vice President, General Counsel and Secretary

Date: May 16, 2013